                                                                   EXHIBIT 10.24
                              EMPLOYMENT AGREEMENT

     This Agreement is made on September 25, 2001 (the "Effective Date") by and between InterTrust Technologies Corporation, a Delaware corporation, with places of business at 5511 Staples Mill Road, Richmond, Virginia and 4750 Patrick Henry Drive, Santa Clara, CA 95054 ("Company") and David Lockwood an individual residing at 2798 Broadway San Francisco, CA 94115 ("Employee")

                                   WITNESSETH:

     WHEREAS Employee and Company desire to effect an employment arrangement under the terms and conditions in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises made herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Company and Employee agree as follows:

1. Employment. As of September 25, 2001, Company employs Employee as Executive Vice Chairman, reporting to the Chairman. Employee accepts such employment. Company and Employee hereby revoke, terminate and void all prior written or oral employment agreements or employment arrangements previously made.

2.   Term.

     2.1 Employee's employment with Company will continue for an indefinite term unless and until it is terminated in accordance with the provisions of this Agreement. The employment relationship will be "at will". Either party may terminate this Agreement at any time and for any reason, with or without cause, by giving the other party two (2) weeks written notice. At its option, Company may provide Employee with two (2) weeks pay in lieu of notice.

     2.2 During the first ninety (90) days of Employee's employment, two (2) weeks notice of termination need not be given, and either party may terminate this Agreement immediately, with or without cause, by giving the other party written notice of termination.

3.   Compensation.

     For all services rendered under this Employment Agreement by Employee, Company shall pay Employee a basic gross salary of $200,000 per year, payable in periodic installments which shall be approximately equal in amount, in a manner consistent with the accounting practices adopted by Company, and in no event less frequently than once per month. .

     3.1 Company acknowledges and agrees to pay Employee his/her full basic salary during the term of this Agreement, so long as s/he is willing and able to perform his/her duties and obligations and has not defaulted under this Agreement.

4. Duties and Responsibilities of Employee. Employee shall devote substantially all his/her business time and attention to the practice of his/her profession for Company. The expenditure of reasonable time for teaching, personal or outside business, charitable and professional activities shall not constitute a breach of this Agreement if such activities do not materially interfere with Employee's performance of his/her duties and obligations. Employee specifically agrees to place his/her duties to Company above all other activities and will abandon or curtail outside activities if so directed by Company if in its opinion there exists a conflict or other reasonable grounds for abandoning or curtailing such activities.

5. Authority and Powers of Company. Subject to the provisions of paragraph 1, Company shall have the power to direct, control and supervise Employee's duties and the manner of and time for performing said duties.

6. Expenses. In accordance with general corporate policies, Employee shall be reimbursed for reasonable, authorized expenses related to the performance of his/her duties including (but not limited to): automobile and transportation expenses; entertainment expenses; and all other items of authorized, reasonable and necessary professional expenses incurred by Employee in the performance of his/her duties as a Corporate employee.

7. Fringe Benefits. Employee shall be entitled to participate in any Corporate plans or agreements, as applicable, regarding retirement, health, life insurance and other related fringe benefits, in accordance with the terms and conditions of each.

8. Vacations and Other Time-Off. Employee shall be entitled to fifteen (15) days annual vacation, with full Basic Salary, and at times approved by Company, in addition to sick leave and holidays, in accordance with general corporate policies.

9.   Miscellaneous.

     9.1 This Agreement may be amended, altered or changed only through a written document signed by Employee and Company.

     9.2 This Agreement and the agreements executed concurrently herewith entitled Non-Competition Agreement and Employee Confidentiality and Invention Agreement constitute the entire understanding between the parties with respect to the employment by Company of Employee, the termination of Employee's employment, and the other subject covered. It supersedes any and all prior discussions, agreements and understandings between Employee and Company. While Company's personnel policies and fringe benefit programs may be changed from time to time, the "at will" termination provisions of this Agreement may not be changed except by means of a written agreement specifically entered into for such purpose, as provided above in paragraph 9.1.

     9.3 All provisions of this Agreement are severable and no provision hereof shall be affected by the invalidity of any other such provisions.

10. The rights and obligations under this Agreement shall in all respects be governed by the laws of the Commonwealth of Virginia, and venue in any legal action shall exist exclusively in the United States District Court, for the Eastern District of Virginia (Alexandria Division) and/or, as relevant, the Commonwealth courts in such location. Employee hereby agrees to the jurisdiction of such United States District Court and agrees not to assert any objection to the jurisdiction or venue of such Court.

IN WITNESS WHEREOF, the Parties hereto have set their hands.

         InterTrust Technologies Corporation

     By: /s/ Victor Shear
         ----------------------
         Victor Shear

         /s/David Lockwood
         ----------------------
         David Lockwood

                            NON-COMPETITION AGREEMENT

     This Agreement is made on September 25, 2001 (the "Effective Date") by and between InterTrust Technologies Corporation, a Delaware corporation, with places of business at 5511 Staples Mill Road, Richmond, Virginia and 4750 Patrick Henry Drive, Santa Clara, CA 95054 ("Company") and David Lockwood an individual residing at 2798 Broadway San Francisco, CA 94115 ("Employee")

WHEREAS, the Company wishes to employ Employee in the position of Executive Vice Chairman, and Employee is willing to accept such position; and

WHEREAS Company wishes to assure itself that Employee will keep in confidence and not disclose any information disclosed to Employee by the Company during the term of Employee's employment; and

WHEREAS Company further wishes to assure itself that Employee will not compete with the Company after the termination of Employee's employment; and

WHEREAS Employee is willing to agree not to so compete with the Company;

NOW THEREFORE, in consideration of the promises set forth herein and intending to be legally bound, the parties hereto agree as follows:

1. Employee shall not, while an employee of the Company and for a period of three (3) years thereafter, without the prior written consent of the Chief Executive Officer of the Company, either directly or indirectly operate or perform any advisory or consulting services for, invest in, or otherwise operate or become associated with (collectively "Associate With"), in any capacity, any company, partnership, organization, proprietorship, or other entity which manufactures, buys, sells, or distributes products or performs services which compete with the digital rights management products or services provided by the Company within the states of Maryland, Virginia and California and such other areas in which the Company does business directly or indirectly (a "Competitive Entity"); except that, notwithstanding the foregoing, Employee shall be entitled to Associate With an investment fund, provided that (a) such fund does not invest a substantial portion of its portfolio in a Competitive Entity; and (b) Employee agrees not to be involved in any analysis or evaluation relating to, or facilitation of, any investment by such fund in a Competitive Entity.

Employee hereby agrees to not, at any time, without prior written consent of the Company, directly or indirectly induce or attempt to induce any employee, agent or other representative or associate of the Company to terminate its relationship with the Company, or in any way directly or indirectly interfere with such a relationship or a relationship between the Company and any of its suppliers, customers or employees.

2. Employee acknowledges and agrees that compliance with the agreements set forth in this document is necessary to protect the Company, and that a breach of any of these agreements will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law. Employee hereby agrees that in the event of any such breach of any of said agreements, the Company, and its successors and assigns, shall be entitled to injunctive relief and to such other and further relief as is proper under the circumstances.

3. The rights and obligations under this Agreement shall in all respects be governed by the laws of the Commonwealth of Virginia, except as relates to conflict of laws principles, and in any disputes arising under this Agreement, jurisdiction and venue shall exist exclusively in the United States District Court for the Eastern District of Virginia, (Alexandria Division), or the Commonwealth courts, as appropriate, and Employee hereby agrees to the jurisdiction of such courts and agrees not to assert any objection to the jurisdiction or venue of such court. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, scope, activity or subject, by a court of competent jurisdiction, such court shall exercise discretion in reforming the provisions of this Agreement to the end that Employee shall be subject to provisions and restrictions which are enforceable under the circumstances and closest to the covenants set forth herein.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands.

     InterTrust Technologies Corporation           Employee Signature

     By: /s/ Victor Shear                          /s/David Lockwood
         -----------------------------             -----------------------------
         Victor Shear                              David Lockwood

                EMPLOYEE CONFIDENTIALITY AND INVENTION AGREEMENT

     This Agreement is made on September 25, 2001 (the "Effective Date") by and between InterTrust Technologies Corporation, a Delaware corporation, with places of business at 5511 Staples Mill Road, Richmond, Virginia and 4750 Patrick Henry Drive, Santa Clara, CA 95054 ("Company") and David Lockwood an individual residing at 2798 Broadway San Francisco, CA 94115 ("Employee")

WHEREAS, the Company now employs or intends, as Executive Vice Chairman, to employ Employee and Employee wishes to continue in or accept such employment; and
WHEREAS, it is likely that Employee may have access to or contribute to the development of Confidential Information and may be involved in the discovery or the development of ideas or Inventions; and WHEREAS, the Company requires that Employee execute this Agreement in order to protect valuable trade secrets and other valuable intellectual property of Company and Employee is willing to execute this Agreement.
NOW THEREFORE, in consideration of the promises contained herein the parties agree as follows:

1.   Definitions. For purposes of this Agreement:

     (a) "Confidential Information" means information disclosed to or known by Employee as a consequence of, or through employment by, Company (including information conceived, originated, discovered, or developed by Employee), which is not generally known to the public and which relates to research, development, trade secrets, know-how, Inventions, technical data, manufacturing techniques, engineering, marketing, merchandising and/or selling of Company products or processes; and also includes information entrusted to the Company by third parties under restrictions relating to Confidentiality which are disclosed to, or become known by, Employee.

     (b) "Inventions" means discoveries, concepts, ideas and/or improvements to existing technology, whether or not patentable or copyrightable, and all other subject matter as is ordinarily comprehended by the term "invention", reasonably related to any activities of Company, which includes, but is not limited to, processes, machines, products, compositions of matter, formulas, computer programs and techniques, software and software developments, as well as improvements thereof and expressions thereof. The term Invention: (i) includes
(a) any discoveries, concepts, ideas and/or improvements which are related to demonstrably anticipated research and/or development of Company, or (b) any discoveries, concepts, ideas and/or improvements developed, discovered, or originated in connection with employee's employment with Company; but (ii) shall not include any discoveries, concepts, ideas, and/or improvements developed by the Employee otherwise than in connection with his/her employment and not using Confidential Information or any resources, facilities, or assets of the Company.

2. Employee agrees that s/he shall promptly, in such form and detail as is prescribed by Company, record and keep a complete and permanent written record of information relating to the conception, origination, discovery or development of Confidential Information and/or Inventions.

3. Employee agrees that, during the term of Employee's employment by Company, and for a period of one (1) year after such term, s/he shall:

     (a) Inform Company promptly and fully of any and all Inventions by a written report describing in detail each such Invention;

     (b) Apply, at Company's request and expense, for United States and foreign letters patent either in Employee's name or as Company shall otherwise direct;

     (c) Assign to Company all of Employee's rights, title and interest in and to any Inventions, and to applications for United States and foreign letters patent granted upon Inventions, and all right, title and interest in and to all Confidential Information related thereto, and hereby agrees that Company and/or its authorized agent shall have full control over all such patent applications, including without limitation the right to amend or abandon the same; and

     (d) Sign and deliver promptly to Company such written documents, certificates or other instruments, testify in any legal proceedings, and do such other acts, things, or deeds as may be necessary in the opinion of Company or its agents to secure, obtain and maintain for Company exclusive rights in, and United States and foreign letters patent and/or copyrights for, any and all such Inventions or other matters relating to the Confidential Information.

4. The Company shall have the right, without additional or further payment or consideration to Employee, to make and use in its business, and to make, use and sell processes, machines, products, compositions of matter, designs, software, and services derived from any discoveries, concepts, ideas, and improvements to existing technology, whether or not patentable or copyrightable, which are not within the scope of Inventions as herein above defined but which are conceived of or made by Employee during the hours in which s/he is employed by the Company or with the use or assistance of the Company facilities, materials, or personnel.

5. Except as required in Employee's duties to Company, Employee shall never directly or indirectly use, disseminate, lecture upon, publish articles concerning, or otherwise disclose ("Disclose" or "Disclosure") to anyone not confidentially bound to the Company without first obtaining the prior written consent of Company and in no event shall said direct or indirect use and/or Disclosure occur except in strictest accordance with the rules established by the Company concerning the handling of Confidential Information, said rules having been provided to the Employee (via concerning under what circumstances direct or indirect use and/or Disclosure may be made, said rules being expanded or otherwise modified from time to time by the Company in its sole discretion, e-mail communication, printed notices, or any other reasonable means of notice). Employee agrees that if s/he is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information, s/he will immediately notify Company in order that it may take such action as it deems necessary to protect its interest.

6. Prior to undertaking any other engagement, consulting assignment or employment with or for any person, firm, corporation, association, partnership or any other third person during the term of Employee's employment by Company which utilizes or involves subject matter related to activities of the type in which Company is involved or engaged, Employee shall first fully disclose the nature of such proposed engagement, assignment or employment to Company and obtain Company's written consent.

7. Upon termination of Employee's employment with Company, Employee shall deliver to and leave with Company any and all objects, materials, devices, or substances, including without limitation all documents, records, notebooks, recordings, drawings, prototypes, models, schematic diagrams, computer programs (regardless of the media on which they are stored) and similar repositories of, or objects which describe, depict, contain constitute, reflect or record Confidential Information, and all copies thereof, then in Employee's possession or under his/her control, whether or not prepared by Employee. Employee hereby agrees that the Company may notify any future employer of the existence of this Agreement and/or agreements executed concurrently herewith.

8. The parties agree that of a breach by Employee of paragraph 5 of this Agreement will cause Company to suffer irreparable harm and that remedies at law will not adequately compensate Company for such breach. Therefore, and in addition to any legal remedies available to it, Company shall be entitled to obtain injunctive or other equitable relief against Employee.

9. Employee hereby acknowledges and agrees that this Agreement shall not in any manner be construed as an employment agreement, and that Employee's continued employment with Company shall be subject to termination or renewal in accordance with the Employment Agreement between the Employee and the Company of the same date as this Employee Confidentiality and Invention Agreement.

10. In any litigation rising out of this Agreement, the prevailing party will be entitled to recovery of all reasonable costs and attorney's fees, including costs and fees on appeal. The rights and obligations under this Agreement shall in all respects be governed by the laws of the Commonwealth of Virginia and venue in any legal action shall exist exclusively in the United States District Court for the Eastern District of Virginia (Alexandria Division) or the Commonwealth courts as appropriate Employee hereby agrees to the jurisdiction of such United States District Court and agrees not to assert any objection to the jurisdiction or venue of such Courts. The provisions of this Agreement shall not be construed as limiting any rights or remedies that the Company may otherwise have under applicable law. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, scope, activity or subject, by a court of competent jurisdiction, such court shall exercise discretion in

11. reforming the provisions of this Agreement to the end that Employee shall be subject to provisions and restrictions which are enforceable under the circumstances and closest to the covenants set forth herein.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands.

     InterTrust Technologies Corporation            Employee Signature

     By: /s/ Victor Shear                           /s/David Lockwood
         ------------------                         ----------------------------
         Victor Shear                               David Lockwood


                                                    September 25, 2001
                                                    ----------------------------
                                                    Date